SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 24, 2005
                                                          -----------------


                          PocketSpec Technologies Inc.
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             (Exact name of registrant as specified in its charter)



           Colorado                       0-28789                84-1461919
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  (State or  other  jurisdiction      (Commission              (IRS Employer
  of incorporation)                    File Number)       Identification No.)




      3225 East 2nd Avenue, Denver CO                              80206
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   (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (303) 393-8060
                                                            -------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425) [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - THE COMPANY'S BUSINESS AND OPERATIONS.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT.

ITEMS 1.01, 5.01 AND 5.02.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT,
                            CHANGES IN CONTROL OF THE REGISTRANT
                            AND DEPARTURE OF DIRECTORS OR PRINCIPAL
                            OFFICERS; ELECTION OF DIRECTORS;
                            APPOINTMENT OF PRINCIPAL OFFICERS.

OVERVIEW

     On May 20, 2005, we completed a reverse acquisition transaction. We acquired Sierra Norte, LLC, a New Mexico limited liability company, which thereby became a wholly-owned subsidiary of ours. Sierra Norte, LLC is a land development company in the Albuquerque, New Mexico area.

     As a result of the acquisition, Sierra Norte, LLC will continue as a wholly-owned subsidiary of ours and the former security holders of Sierra Norte, LLC have acquired a majority of our outstanding shares of common stock, par value $.001 per share. The reverse acquisition was consummated under Colorado law and pursuant to an Agreement and Plan of Reorganization, dated as of May 20, 2005 (the Acquisition Agreement), a copy of which is filed as an exhibit to this Report.

     We intend to reincorporate the company to Nevada from Colorado and change the name of the public company to a name more in line with our current operations , upon stockholder approval. In connection with the name change, we will seek a new trading symbol.

     We are filing this current report on Form 8-K for the purpose of providing summary information regarding the Acquisition. We intend to file a more complete Form 8-K setting forth the information required by Items 1.01, 2.01, 5.01, 8.01 and 9.01 of that Form within the time periods permitted by Form 8-K. In addition, we issued a press release announcing the Acquisition. offering. A copy of the press release is filed as an exhibit to this Report.

THE ACQUISITION

     Pursuant to the Acquisition Agreement, at closing, stockholders of Sierra Norte, LLC received 100,000,000 shares of our common stock for a 100% interest in Sierra Norte, LLC. The consideration issued in the Acquisition was determined as a result of arm's-length negotiations between the parties.

     Immediately following the closing, we sold to a group of investors our wholly-owned subsidiary, ColorSpec Technologies, Inc, in exchange for an indemnification of us from liabilities by these investors. The investors assumed historical ColorSpec operations and its historical liabilities of those operations. A copy of this agreement is filed as an exhibit to this Report.

     Giving effect to the issuance of these new shares, there were a total of 137,265,372 shares of our common stock issued and outstanding after the Acquisition.

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MANAGEMENT

     Pursuant to the Acquisition Agreement, at the closing of the Acquisition, our board of directors was decreased by the resignations of Philip Robertson and Gregg Wagner from our board and increased by the appointment of Fred Montano, to serve until the next annual meeting of stockholders. As a result, we have three directors: Mr. Montano, Ms. Brophy, and Ms. Kettl. Upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act, pursuant to the Acquisition Agreement, the board of directors will be increased to five members, and Jerry Apadoca, Sebastian Ramirez, Matthew Milonas, and Troy Duran are planned to be appointed to serve as our directors until the next annual meeting of stockholders. In connection with the appointment of these four directors, Janet Brophy and Cynthia Kettl, the sole remaining members of our board of directors before the Acquisition, will resign as directors.

     In addition, at the closing of the Acquisition, Ms. Janet Brophy resigned as President and Chief Executive Officer and Ms. Kettl resigned as Treasurer, although she remains as Chief Financial Officer.

     The board of directors appointed Mr. Fred Montano as Chairman and Chief Executive and Operating Officer, President and Treasurer, and Ms. Karen Duran, Secretary.

ACCOUNTING TREATMENT

     The Acquisition is being accounted for as a reverse Acquisition, since the members of Sierra Norte own a majority of the outstanding shares of common stock of us immediately following the Acquisition. Sierra Norte is deemed to be the acquiror in the reverse Acquisition and, consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of Sierra Norte and will be recorded at the historical cost basis of Sierra Norte. We intend to carry on Sierra Norte's business as a wholly-owned subsidiary.

CORPORATE OFFICE

     We have relocated our executive offices to those of 5111 Juan Tabo Boulevard, NE, Albuquerque, New Mexico 87111. Our new telephone number is (505) 856-6043.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

         Exhibit No.            Description

            2.1                 Agreement and Plan of Reorganization,
                                dated May 20, 2005.


            99.1 Press Release issued by PocketSpec Technologies Inc., May 24, 2005.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 24, 2005                        PocketSpec Technologies Inc.


                                           By:   /s/ Fred Montano
                                               ------------------------------
                                                Fred Montano (President)